UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2012 (July 16, 2012)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2012, the Board of Directors (the “Board”) of SM Energy Company (the “Company”) appointed Loren M. Leiker to serve as a director of the Company until the next annual meeting of the Company’s stockholders, or until his successor is elected and qualified or his earlier resignation or removal.  The Board also appointed Mr. Leiker to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.  There is no understanding or arrangement between Mr. Leiker and any other person pursuant to which Mr. Leiker was appointed.

The Board determined that Mr. Leiker is an independent director within the meaning of the Securities Exchange Act of 1934, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange.  Mr. Leiker has not entered into any related party transactions with the Company that require disclosure pursuant to 404(a) of Regulation S-K.

Mr. Leiker was an oil and gas executive with EOG Resources, Inc., until his retirement in September 2011.  EOG is one of the largest independent oil and natural gas companies in the United States.  Mr. Leiker served EOG as Senior Executive Vice President of Exploration from February 2007 to September 2011.  Prior to that appointment, he held a variety of executive officer positions with EOG and its predecessor, Enron Oil and Gas Company.  Mr. Leiker started his career in 1977 at Tenneco, Inc., where he held a variety of domestic and international technical and managerial roles until the sale of the company in 1989.

In connection with his service as a member of the Board, under the Company’s Equity Incentive Compensation Plan, Mr. Leiker was granted 2,966 shares of the Company’s common stock, which represents a pro rata portion of the $160,000 in value of the Company’s common stock granted to each director for service from May 24, 2012, until May 22, 2013.  In addition, Mr. Leiker was granted 1,020 additional shares of the Company’s common stock, representing a pro rata portion of the annual retainer paid to non-employee directors, and will receive reimbursement for any out-of-pocket expenses.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On July 16, 2012, the Company issued a press release announcing that the Company has scheduled a teleconference on August 2, 2012, to discuss its earnings for the second quarter of 2012 and certain other operational matters.  A copy of the press release is furnished as Exhibit 99.1 to this report.

On July 17, 2012, the Company issued a press release, which announced that Mr. Leiker had been appointed to the Board.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed or furnished as part of this report:

	Exhibit 99.1	Press release of SM Energy Company dated July 16, 2012, entitled “SM Energy Schedules Second Quarter 2012 Earnings Conference Call”

	Exhibit 99.2	Press release of SM Energy Company dated July 17, 2012, entitled “SM Energy Announces Appointment of New Director”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: July 17, 2012	By:	/s/ DAVID W. COPELAND
David W. Copeland
Senior Vice President, General Counsel and Corporate Secretary